UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2012

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On April 5, 2012, Gevo, Inc. (the “Company”) and Mr. Brett Lund, the Company’s Executive Vice President, General Counsel and Secretary, entered into an amendment (“Amendment No. 1”) to Mr. Lund’s existing employment agreement with the Company, dated June 4, 2010 (the “Existing Agreement”), in order to reflect an increase in Mr. Lund’s base salary from $300,000 to $325,000 and an increase in Mr. Lund’s annual incentive bonus target from 30% to 40%. Pursuant to the terms of Amendment No. 1, Mr. Lund is also eligible to receive annual stock awards with an aggregate fair market value on the date of grant up to $270,000, in such amounts and subject to such terms that the Company’s Chief Executive Officer deems appropriate. Mr. Lund is a “named executive officer” within the meaning of Instruction 4 to Item 5.02 of Form 8-K.

Except as amended by Amendment No. 1, the Existing Agreement, which was filed with the Securities and Exchange Commission on November 4, 2010, as Exhibit 10.18 to the Company’s Registration Statement on Form S-1/A, continues in full force and effect. The description of Amendment No. 1 set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 1 to Employment Agreement, by and between Gevo, Inc. and Brett Lund, dated April 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: April 9, 2012